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                                                                    Exhibit 10.1

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

     This Series B Preferred Stock Purchase Agreement (this "Agreement") is made and entered into as of July 12, 2000 by and among At Home Network Solutions, Inc., a Delaware corporation (the "Company"), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each hereinafter individually referred to as an "Investor" and collectively referred to as the "Investors").

     Whereas, the Company desires to sell to the Investors, and the Investors desire to purchase from the Company, shares of the Company's Series B Preferred Stock on the terms and conditions set forth in this Agreement;

     Now, therefore, the parties hereby agree as follows:

     1.  AGREEMENT TO PURCHASE AND SELL STOCK.

         1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of up to 1,500,000 shares of the Company's Series B Preferred Stock, par value $0.001 per share (the "Series B Stock"), having the rights, preferences, privileges and restrictions set forth in the Company's Restated Certificate of Incorporation attached to this Agreement as Exhibit B (the "Restated Certificate").

         1.2 Agreement to Purchase and Sell. The Company agrees to sell to each Investor at the Closing, and each Investor agrees, severally and not jointly, to purchase from the Company at the Closing, the number of shares of Series B Stock set forth beside such Investor's name on Exhibit A, at a purchase price of $31.69 per share. The shares of Series B Stock purchased and sold pursuant to this Agreement will be collectively hereinafter referred to as the "Purchased Shares" and the shares of Common Stock issuable upon conversion of the Purchased Shares will be collectively hereinafter referred to as the "Conversion Shares".

     2.  CLOSING.

         2.1 The Closing. The purchase and sale of the Purchased Shares will take place at the offices of Fenwick & West LLP, 275 Battery Street, San Francisco, California, at 11:00 a.m. Pacific Time, on July 12, 2000 or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Purchased Shares listed on Exhibit A mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the Company will deliver to each Investor a certificate representing the number of Purchased Shares that such Investor has agreed to purchase hereunder as shown on Exhibit A against delivery to the Company by such Investor of the full purchase price of such Purchased Shares, paid by (a) a check payable to the Company's order, (b) wire transfer of funds to the Company or (c) any combination of the foregoing.
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         2.2  Additional Closing(s).

              (a) Conditions of Additional Closing(s). At any time and from time to time during the sixty (60) day period immediately following the Closing, the Company may, at one or more additional closings (each an "Additional Closing"), without obtaining the signature, consent or permission of any of the Investors, offer and sell to other investors ("New Investors"), at a price of $31.69 per share, up to that number of shares of Series B Stock that is equal to the total number of shares of Series B Stock authorized by the Restated Certificate less the number of shares of Series B Stock actually issued and sold by the Company at the Closing.

              (b) Amendments. The Company and the New Investors purchasing Series B Stock at each Additional Closing will execute counterpart signature pages to this Agreement and each of the other Transaction Documents (as defined in Section 3.1), and such New Investors will, upon delivery to the Company of such signature pages, become parties to, and bound by, this Agreement and the other Transaction Documents, each to the same extent as if they had been Investors at the Closing. Immediately after each Additional Closing, Exhibit A to this Agreement will be amended to list the New Investors purchasing shares of Series B Stock hereunder and the number of shares of Series B Stock purchased by each New Investor under this Agreement at each such Additional Closing. The Company will promptly furnish to each Investor copies of the amendments to Exhibit A referred to in the preceding sentence.

         (c) Status of New Investors. Upon the completion of each Additional Closing as provided in this Section 2, each New Investor will be deemed to be an "Investor" for all purposes of this Agreement and each of the other Transaction Documents.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Exhibit C specifically identifying the relevant subparagraph hereof (which Schedule of Exceptions shall be deemed to be representations and warranties to the Investors by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and complete:

         3.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform its obligations under this Agreement, the Amended and Restated Investor Rights Agreement attached to this Agreement as Exhibit D, the Amended and Restated Security Holders Agreement attached to this Agreement as Exhibit E and the Amended and Restated Merger Agreement attached to this Agreement as Exhibit F (collectively the "Transaction Documents"), to own and operate it properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation in good standing in the State of California.

         3.2 Capitalization. The capitalization of the Company immediately prior to the Closing consists of the following:

              (a) Preferred Stock. A total of 2,651,515 authorized shares of preferred stock, par value $0.001 per share, consisting of 151,515 shares designated as Series A Preferred

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Stock ("Series A Stock"), all of which will be issued and outstanding, 1,500,000 shares designated as Series B Stock, none of which will be issued and outstanding, and 1,000,000 undesignated shares, none of which will be issued and outstanding. Upon the Closing, the rights, preferences and privileges of the Series A Stock and Series B Stock will be as stated in the Restated Certificate and as provided by law.

              (b) Common Stock. A total of 15,354,545 authorized shares of common stock, par value $0.001 per share (the "Common Stock"), 400,000 shares of which will be issued and outstanding.

              (c) Options, Warrants, Reserved Shares. Except for (i) the conversion privileges of the Series A Stock and Series B Stock, (ii) the rights to purchase additional securities of the Company granted to certain investors under Sections 2 and 4 of that certain Investor Rights Agreement dated May 24, 1999 by and among the Company and such investors (the "Existing Rights Agreement"), (iii) the right to acquire additional shares of Common Stock granted to At Home Corporation ("At Home") under Section 1.3 of that certain Common Stock Purchase Agreement dated March 31, 1999 by and between the Company and At Home, and (iv) warrants to purchase 212,074 shares of Common Stock, there is no outstanding option, warrant, right (including conversion rights, preemptive rights or rights of first refusal) or agreement for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock. Apart from the exceptions noted in this
Section 3.2(c), and except for (i) the redemption rights granted to certain investors under Section 3 of the Existing Rights Agreement, (ii) the options granted to certain investors under Sections 3 and 4 of that certain Security Holders Agreement dated May 24, 1999 by and among the Company and such investors (the "Existing Security Holders Agreement"), and (iii) the option granted to At Home under Section 1 of that certain Buyout Option Agreement dated May 24, 1999 by and between the Company and At Home, no shares of the Company's outstanding capital stock are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person) pursuant to any agreement or commitment of the Company.

         3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

         3.4 Due Authorization. All corporate action on the part of the Company's directors, officers and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, the Transaction Documents, the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement and of the Conversion Shares and the filing of the Restated Certificate has been taken or will be taken prior to the Closing, and the Transaction Documents constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

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         3.5  Valid Issuance of Stock.

              (a) The Purchased Shares, when issued and paid for as provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance upon conversion thereof and, when issued upon such conversion in accordance with the Restated Certificate (assuming no change in the Restated Certificate or in applicable law), will be duly authorized and validly issued, fully paid and nonassessable.

              (b)  Based in part on the representations made by the Investors in
Section 4 hereof, the offer and sale of the Purchased Shares solely to the Investors in accordance with this Agreement (and assuming no change in currently applicable law or the Restated Certificate, no transfer of Purchased Shares by a holder thereof and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon conversion of the Purchased Shares), are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the "1933 Act") and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the States in which the Investors are resident based upon their addresses set forth on the Schedule of Investors attached hereto as Exhibit A.

         3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

         3.7 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending (or, to the Company's knowledge, currently threatened) against the Company, its activities, properties or assets or, to the Company's knowledge, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company. There is no action, suit, proceeding, claim, arbitration or investigation currently pending by the Company against any third party and the Company has no present intention to initiate any such action, suit, proceeding, claim, arbitration or investigation.

         3.8 Proprietary Information and Invention Agreements. Each officer and employee of the Company with access to the Company's proprietary information has executed a Proprietary Information and Inventions Agreement in substantially the form provided to Investors.

         3.9 Employees. Neither the execution nor delivery of this Agreement nor the carrying on of the Company's business by the employees nor the conduct of the Company's business as proposed will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of the Company's employees are obligated. The

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Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

         3.10  Status of Proprietary Assets.

               (a) Status. The Company has full title and ownership of, or is duly licensed under or otherwise authorized to use, all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, confidential and proprietary information, designs and proprietary rights (all of the foregoing collectively hereinafter referred to as the "Proprietary Assets"), necessary to enable it to carry on its business as proposed to be conducted without any known conflict with or infringement of the rights of others. The Company is not aware of any infringement of its Proprietary Assets by any other person.

               (b) Licenses; Other Agreements. The Company has not granted, and, to the Company's knowledge, there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Proprietary Asset or any other property or rights.

         3.11 Compliance with Law and Documents. The Company is not in violation or default of any provision of any mortgage, indenture or other agreement to which it is a party or by which it is bound, any provision of its Certificate of Incorporation or Bylaws, both as amended, and to the Company's knowledge, except for any violations that individually and in the aggregate would have no material adverse impact on the Company's business, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other governmental bodies and agencies having jurisdiction over the Company's business or properties. The Company has not received any notice of any violation of any such statute, law, regulation or order which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, any provision of any mortgage, indenture or other agreement to which it is a party or by which it is bound, or any provision of the Restated Certificate or the Company's Bylaws, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company, or, to the Company's knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

         3.12  Registration Rights.  Except as provided in the Existing
Security Holders Agreement, the Company is not under any obligation and has not granted any rights to register under the 1933 Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

         3.13 Title to Property and Assets. The properties and assets the Company owns are owned by the Company free and clear of all mortgages, deeds of trust, liens,

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encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with such leases, and to the knowledge of the Company, the other parties to such leases are in compliance therewith, and the Company holds a valid leasehold interest free of any liens, claims or encumbrances.

         3.14  Certain Actions.  Since December 31, 1999, the Company has not:
(i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; (iv) sold, exchanged or otherwise disposed of any material assets or rights other than the sale of inventory in the ordinary course of its business; or (v) entered into any material transactions with any of its officers, directors or employees or any entity controlled by any of such individuals.

         3.15  Activities.  Since December 31, 1999, there has not been:

               (a) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company (as presently conducted and as presently proposed to be conducted);

               (b) any waiver by the Company of a valuable right or of a material debt owed to it;

               (c) any material contract or arrangement entered into by the Company by which the Company or any of its assets or properties is bound or subject;

               (d) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets, or other intangible assets;

               (e) any mortgage, pledge, transfer of a security interest in or a lien created by the Company, with respect to any of its assets or properties;

               (f) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors or any member of their immediate families;

               (g) any resignations or termination of employment of any key officer of the Company; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer; or

               (h) to the Company's knowledge, any other event or condition of any character which would materially and adversely affect the assets, properties, financial condition, operating results or business of the Company.

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         3.16  ERISA Plans.  The Company does not have any Employee Pension
Benefit Plan as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended.

         3.17 Insurance. The Company was recently formed and has no insurance policies.

         3.18 Tax Returns and Payments. The Company has timely filed all tax returns and reports required by law and has never been audited by any state or federal taxing authority. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith which are listed in the Schedule of Exceptions.

         3.19 Labor Agreements and Actions. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and to the Company's best knowledge, no labor union has requested, sought or attempted to represent any employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending nor, to the Company's best knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees.

         3.20 Real Property Holding Corporation Status. Since its incorporation, the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder.

         3.21 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now conducted and as proposed to be conducted, the lack of which could materially and adversely affect the business, properties, prospects of financial condition of the Company.

         3.22 Disclosure. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to buy the Purchase Shares. Neither this Agreement nor any other agreement, written statement or certificate made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

     4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

         4.1 Authorization. This Agreement constitutes such Investor's valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents that such Investor has full power and authority to enter into this Agreement.

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         4.2  Purchase for Own Account.  The Purchased Shares to be purchased by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Investor also represents that such Investor has not been formed for the specific purpose of acquiring
Purchased Shares.

         4.3 Disclosure of Information. Such Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access.
The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

         4.4 Investment Experience. Such Investor understands that the purchase of the Purchased Shares involves substantial risk. Such Investor: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment in the Purchased Shares and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons.

         4.5 Accredited Investor Status. Unless otherwise expressly indicated on Exhibit A to this Agreement, such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

         4.6 Restricted Securities. Such Investor understands that the Purchased Shares are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Investor represents that such Investor is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Investor understands that, except as provided in the Amended and Restated Security Holders Agreement attached to this Agreement as Exhibit E, the Company is under no obligation to register any of the securities sold hereunder. Such Investor understands that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares or the Conversion Shares.

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         4.7  Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

              (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

              (b) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Purchased Shares or Conversion Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of Purchased Shares or Conversion Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or a subsidiary, parent or 50% shareholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any such partner or stockholder, or (iii) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 (other than Section 4.5) to the same extent as if the transferee were an original Investor hereunder.

         4.8 Legends. It is understood that the certificates evidencing the Purchased Shares and the Conversion Shares will bear the legends set forth below:

              (a) The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of certain states. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.

              (b) Any legend required by the laws of the State of Delaware or any other state securities laws, including a legend substantially in the form of the following:

     The shares evidenced by this certificate are convertible into shares of common stock of the Company at the option of the holder at any time pursuant to and upon the terms and conditions specified in the Company's Certificate of Incorporation. A copy of such Certificate of Incorporation may be obtained, without charge, at the Company's principal office.

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The legend set forth in (a) above shall be removed by the Company from any certificate evidencing Purchased Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares or Conversion Shares.

     5. CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 1.2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing to such waiver:

         5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

         5.3 Restated Certificate Effective. The Restated Certificate shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

         5.4 Compliance Certificate. The Company shall have delivered to each Investor at the Closing a certificate signed on its behalf by its President, Chief Executive Officer, or Chief Financial Officer certifying that the conditions specified in Sections 5.1, 5.2 and 5.3 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investors in writing.

         5.5 Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

         5.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto (including the Transaction Documents) shall be reasonably satisfactory in form and substance to each Investor and to the Investors' counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request. Such documents shall include (but not be limited to) the following:

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              (a)  Certified Charter Documents.  A copy of the Restated
     Certificate (as amended through the date of the Closing), certified by the Secretary of the Company as true and correct copies thereof as of the Closing.

              (b) Corporate Actions. A copy of the resolutions of the Board of Directors and, if required, the stockholders of the Company evidencing the amendment to the Company's Certificate of Incorporation providing for the authorization of the Series B Stock, the approval of this Agreement, the issuance of the Purchased Shares and the other matters contemplated hereby, and a copy of the Bylaws of the Company, certified by the Secretary of the Company to be true, complete and correct.

         5.7 No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

         5.8 Opinion of Company Counsel. Each Investor shall have received an opinion from Fenwick & West LLP, counsel for the Company, dated as of the date of the Closing, in the form attached hereto as Exhibit G.

     6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such
Investor:

         6.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         6.2 Payment of Purchase Price. Each Investor shall have delivered to the Company the purchase price specified for such Investor on Exhibit A in accordance with the provisions of Section 2.

         6.3 Restated Certificate Effective. The Restated Certificate shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

         6.4 Securities Exemptions. The offer and sale of the Purchased Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

         6.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto (including the Transaction Documents) shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

     7.  GENERAL PROVISIONS.

         7.1 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors, their counsel or the Company, as the case may be.

         7.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

         7.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

         7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         7.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

         7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address set forth below such party's signature on the signature page hereto or, in the case of the Company, to At Home Network Solutions, Inc. at 425 Broadway, Redwood City, California 94063, Attention: David G. Pine, Esq., with a copy to Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94306, Attention: Gordon
K. Davidson, Esq., or at such other address as any party or the Company may designate by giving ten (10) days advance written notice to all other parties.

         7.7 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         7.8 Costs, Expenses. Each party will bear its own legal fees and expenses in connection with the preparation, execution and delivery of this Agreement, the issuance of the Purchased Shares and the transactions contemplated by this Agreement.

         7.9 Amendments and Waivers. Except as specified in Section 2.2, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares and/or Conversion Shares representing at least a majority of the aggregate number of shares of Common Stock into which the Purchased Shares then are convertible and/or have been converted (excluding any of such shares that have been sold to the public or pursuant to SEC Rule
144). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Purchased Shares and/or Conversion Shares at the time outstanding, each future holder of such securities, and the Company; provided, however, that no condition set forth in Section 5 may be waived with respect to any Investor who does not consent thereto, and provided further that no amendment or waiver which would materially and adversely affect any of the rights or obligations of an Investor hereunder will be binding upon any such Investor who does not consent thereto.

         7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         7.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

         7.12 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.


               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


THE COMPANY:
-----------

AT HOME NETWORK SOLUTIONS, INC.



By:____________________________

Name:__________________________

Title:_________________________





  [Counterpart Signature Page to Series B Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                        INVESTOR:


                                        RATHM, INC.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                        Address:  9100 East Mineral Circle
                                                  Englewood, CO 80112
                                                  Attn: Jay Braukman,
                                                        Chief Financial Officer
                                                  Tel:  (303) 476-4200
                                                  Fax:  (303) 476-5700

                                        Notices should also be sent to:

                                        John L. Ruppert, Esq.
                                        Brownstein Hyatt & Farber, P.C.
                                        410 17th Street, 22nd Floor
                                        Denver, CO  80202-4437
                                        Tel:   (303) 223-1170
                                        Fax:  (303) 223-0970


  [Counterpart Signature Page to Series B Preferred Stock Purchase Agreement]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



                                        INVESTOR:


                                        REDBACK NETWORKS, INC.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                        Address:  1195 Borregas Avenue
                                                  Sunnyvale, CA 94089
                                                  Tel:  (408) 571-5200
                                                  Fax:  (408) 541-0570



  [Counterpart Signature Page to Series B Preferred Stock Purchase Agreement]

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                               LIST OF EXHIBITS
                               ----------------

Exhibit A   -   Schedule of Investors

Exhibit B   -   Restated Certificate of Incorporation

Exhibit C   -   Schedule of Exceptions

Exhibit D   -   Amended and Restated Investor Rights Agreement

Exhibit E   -   Amended and Restated Security Holders Agreement

Exhibit F   -   Amended and Restated Merger Agreement

Exhibit G   -   Opinion of Company Counsel

Exhibit H   -   Buyout Option Agreement

                                   EXHIBIT A

                             Schedule of Investors
                             ---------------------

                                        Shares of Series B
Investor                                  Stock Purchased       Purchase Price
--------                                ------------------      --------------

RATHM, Inc.                                   473,335           $14,999,986.15
9100 East Mineral Circle
Englewood, Colorado 80112

Redback Networks, Inc.                        157,778           $ 4,999,984.82
1195 Borregas Avenue
Sunnyvale, California 94089

TOTAL:                                        631,113           $19,999,970.97
                                              =======           ==============

                                   EXHIBIT B

                     Restated Certificate of Incorporation
                     -------------------------------------

                                   EXHIBIT C

                            Schedule of Exceptions
                            ----------------------


    Unless otherwise defined, any capitalized terms in this Exhibit shall have the same meanings assigned to such terms in the Series B Preferred Stock Purchase Agreement to which this schedule is an exhibit. Nothing in this Schedule of Exceptions constitutes an admission of any liability or obligation of the Company to any third party, nor an admission against the Company's interests.


Exceptions to Section 3.2
-------------------------

    The Company has agreed to issue warrants to purchase shares of Common Stock to certain cable system operators in consideration of such cable system operators entering into exclusive distribution agreements with the Company.

    The Company has agreed to issue warrants to purchase up to 5,250,000 shares of Common Stock to RATHM, Inc. in connection with and upon the completion of RATHM's attainment of certain subscriber-based milestones.


Exceptions to Section 3.10
--------------------------

    The Company intends to use certain trade names and trademarks owned by At Home Corporation pursuant to that certain Trade Name and Trademark License dated April 16, 1999 by and between the Company and At Home Corporation.

    The Company has been permitted to qualify to transact business as a foreign corporation in the State of California under the corporate name "At Home Network Solutions, Inc." with the permission of At Home Corporation as set forth in a certain letter dated April 1, 1999 to the Company from At Home Corporation.


Exceptions to Section 3.12
--------------------------

    Concurrently with the execution of this Agreement, the Company and certain stockholders of the Company will amend and restate the Existing Security Holders Agreement to extend the existing registration rights contained therein to the Investors.


Exceptions to Section 3.21
--------------------------

    The Company has not yet obtained a business license from the city of Redwood City, California.

                                   EXHIBIT D

                Amended and Restated Investor Rights Agreement
                ----------------------------------------------

                                   EXHIBIT E

                Amended and Restated Security Holders Agreement
                -----------------------------------------------

                                   EXHIBIT F

                     Amended and Restated Merger Agreement
                     -------------------------------------

                                   EXHIBIT G

                          Opinion of Company Counsel
                          --------------------------

                                   EXHIBIT H

                            Buyout Option Agreement
                            -----------------------